FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          MAY 29 1986
[ILLEGIBLE], SECRETARY OF STATE
        /s/ [ILLEGIBLE]
         No. C 3652-86

                            ARTICLES OF INCORPORATION

                                       OF

                   RUE DE RIVOLI PERFUMERIES OF AMERICA, LTD.

                                    * * * * *

     FIRST. The name of the corporation is

                   RUE DE RIVOLI PERFUMERIES OF AMERICA, LTD.

     SECOND. Its principal office in the State of Nevada is located at 6555 Plumas, #171, Reno, Nevada 89509. The name and address of its resident agent is Suzy Frost, 6555 Plumas, #171, Reno, Nevada 89509.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are: to engage in any lawful activity.

     FOURTH. The amount of the total authorized capital stock of the corporation is Twenty-Five Thousand Dollars ($25,000) consisting of twenty-five million (25,000,000) shares of stock of the par value of One Thousandth Cent ($0.001) each.

     No shareholder of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of the corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the corporation, issued or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by the

     Articles of Incorporation, and the Board of Directors may issue shares of the corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the corporation, and not holder of preferred shares of the corporation shall have any preemptive or preferential right to receive any of such shares or obligations declared by way of dividend. Should the Board of Directors as to any portion of the shares of the corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the corporation, offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right to the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to the shareholders. The acceptance of shares in the corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the corporation or any of them.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

     The names and post-office addresses of the first board of directors, which shall be three (3) in number, are as follows;

      NAME                                                POST-OFFICE ADDRESS
-----------------------                              ---------------------------
Harold Johnson                                       416 W. 8th St., Ste. 330
                                                     Los Angeles, Calif. 90014

Mike Conti                                           416 W. 8th St., Ste. 330
                                                     Los Angeles, Calif. 90014

Tom  Devine                                          416 W. 8th St., Ste. 330
                                                     Los Angeles, Calif. 90014

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post-office address of each of the incorporator signing the articles of incorporation are as follows:

             NAME                                         POST-OFFICE ADDRESS
-----------------------                              ---------------------------
Suzy Frost                                           6555 Plumas, #171
                                                     Reno, Nevada 89509

     EIGHTH. The corporation is to have perpetual existence.

     NINTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     To enact by-laws, subject to any by-law enacted by the shareholders, providing for the appointment of an executive committee of the Board of Directors. The Board of Directors may define the duties of the executive committee, but if not otherwise defined by the Board of Directors, it shall have and exercise such of the powers of the Board of Directors, during the period of time between meetings of the Board of Directors, as may be lawfully delegated.

     The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the shares of the corporation represented in person or by proxy at such meeting (provided that a lawful quorum of shareholders is represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders, as though it had been approved or ratified by every shareholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

     TENTH. The corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares or any other securities of the corporation, warrants, rights, or options entitling the holders thereof to purchase from the corporation any shares of any class or classes or any other securities of the corporation, such warrants, rights, or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights, or options may be issued and any such shares or other securities may be purchased from the corporation upon the exercise of any such warrant, right, or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights, or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights, or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

     ELEVENTH. The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incured by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.

     TWELFTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

     THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of May, 1986.


                                                   /s/ Suzy Frost
                                                   -----------------------------
                                                   SUZY FROST



STATE OF NEVADA

COUNTY OF

     On this 29th day of May, 1986, before me, a Notary Public, personally appeared Suzy Frost, who severally acknowledged that they executed the above instrument.

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[ILLEGIBLE INFORMATION IN A BOX
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                                                   /s/ [ILLEGIBLE]
                                                   -----------------------------
                                                   NOTARY PUBLIC
                                      -7-

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              STATE OF NEVADA
               DEPARTMENT OF
                   STATE


     I  hereby  certify  that  this is a
true and complete copy of the document as filled in this office.

            DATED: MAY 29 1986

           /s/ Wm. D. Swackhamer

            WM. D. SWACKHAMER
            Secretary of State

            BY /s/ Nancy McCain

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